Exhibit 21.1

SUBSIDIARIES OF

UNIVERSAL CITY FLORIDA HOLDING CO. I

NAME	STATE OF ORGANIZATION
UCFH I Finance, Inc.	Florida

Universal City Development Partners, Ltd.	Florida

UCDP Finance, Inc.	Florida

Universal City Travel Partners (doing business as Universal Parks & Resorts Vacations)	Florida

SUBSIDIARIES OF

UCFH I FINANCE, INC.

*  There are no subsidiaries of UCFH I Finance, Inc.

SUBSIDIARIES OF

UNIVERSAL CITY FLORIDA HOLDING CO. II

NAME	STATE OF ORGANIZATION
UCFH II Finance, Inc.	Florida

Universal City Development Partners, Ltd.	Florida

UCDP Finance, Inc.	Florida

Universal City Travel Partners (doing business as Universal Parks & Resorts Vacations)	Florida

SUBSIDIARIES OF

UCFH II FINANCE, INC.

*  There are no subsidiaries of UCFH II Finance, Inc.